                                                                     Exhibit 4.3

                         THIRTEENTH AMENDMENT AND CONSENT
                                       TO
                     AMENDED AND RESTATED CREDIT AGREEMENT


          THIS THIRTEENTH AMENDMENT AND CONSENT dated as of May 17, 1996 (this "Amendment") is entered into by and among Boston Chicken, Inc., a Delaware corporation (the "Borrower"), the lenders who are party to the Credit Agreement referred to below (the "Lenders") and Bank of America Illinois, an Illinois banking corporation (formerly known as to Continental Bank), as Agent for the Lenders (herein, in such capacity, the "Agent").

                               W I T N E S E T H:
                               -----------------

          WHEREAS, the Borrower, the Lenders and the Agent are parties to a certain Amended and Restated Credit Agreement dated as of May 18, 1994 (herein, as heretofore amended, called the "Credit Agreement");

          WHEREAS, the Borrower wishes to make certain amendments to the Credit Agreement relating to Einstein Bros. Bagels, Inc., a Delaware corporation; and

          WHEREAS, subject to the terms and conditions set forth herein the Agent and the Lenders are willing to so amend certain provisions of the Credit Agreement.

          NOW, THEREFORE, in consideration of the premises, and intending to be legally bound hereby, the Borrower, the Agent and the Lenders hereby agree as follows:

          SECTION 1.  AMENDMENTS.

          Upon receipt of the documents to be delivered by the Borrower pursuant to Section 3 below, and in reliance on the Borrower's warranties set forth in
Section 4 below, as of the date hereof the Credit Agreement shall be hereby amended as follows:

          (a) The definition of "Subsidiary" set forth in Section 1.1 of the Credit Agreement is amended by adding the following at the end of the first sentence of such definition:

          "; provided, that solely for purposes of Article VI, so long as any Einstein Credit Agreement shall remain in effect, following a conversion, if any, of the indebtedness owed by Einstein to the Borrower pursuant to the respective Financed Franchisee Loan Documents into a majority of the voting stock of Einstein, Einstein shall not be deemed a "Subsidiary" of the Borrower but shall be a "Financed Subsidiary."

          (b) The following definitions set forth in Section 1.1 of the Credit Agreement are amended to read in their entirety as follows:

          "'Commitment Amount' means $74,500,000 plus any Additional Amount, provided, that in no event shall such sum exceed $100,000,000. For purposes of this definition, the term "Additional Amount" means the aggregate amount of Commitments from those Lenders (a) who become Lenders pursuant to Section 10.5 after the Effective Date and (b) whose Commitment was acquired by joint assignment from each of the Lenders party to this Agreement as of the Effective Date (the "Original Lenders") in an amount from each Original Lender proportionate to such Original Lender's respective Percentage in effect on the Effective Date, provided, that in no event shall "Additional Amount" include the Commitment of Seattle First National Bank (k/n/a Bank of America NW, N.A.)."

          "'Einstein Credit Agreement' means that certain Secured Credit Agreement dated as of May 17, 1996 among Einstein, the lenders from time to time party thereto and Bank of America Illinois, as agent for such lenders, as the same may be amended, modified or restated from time to time."

          (c) Clause (1)(b) of Section 2.4 of the Credit Agreement is amended to read in its entirety as follows:

          "(b) At all times while such Revolving Loan is a Eurodollar Rate
     Loan, for each Interest Period, at a rate per annum equal to the Eurodollar Rate (Reserve Adjusted) applicable to such Interest Period, plus the applicable margin, based on the sum of the aggregate principal amount of all Revolving Loans outstanding on the first day of such Interest Period, as set forth below:

               Aggregate Outstandings         Margin
               ----------------------         ------

               less than $25,000,000          1.75%

               greater than or equal
               to $25,000,000 but
               less than or equal to
               $75,000,000                    2.00%

               greater than $75,000,000       2.75%"

          (d) Clause (1)(a)(iii) of Section 6.8 of the Credit Agreement is amended to read in its entirety as follows:

          "(iii) all such loans and advances to Financed Franchisees (other than Einstein) shall be secured in the manner described in paragraph (3) of
     Schedule VI,"

          (e) Clause (1)(b) of Section 6.8 of the Credit Agreement is amended to read in its entirety as follows:

     "(b) Financed Subsidiaries (other than Einstein); provided, that (i) such loans and advances are made pursuant to Financed Subsidiary Loan Documents,
     (ii) such loans or advances are evidenced by promissory notes and (iii) all Liens in favor of the Borrower securing such loans and advances are duly perfected prior to the initial loan or advance thereunder;"

          (f) Clause (1) of Section 6.8 of the Credit Agreement is amended by adding at the end of such clause the following:

          "(e) following a conversion, if any, of the indebtedness owed by Einstein to the Borrower pursuant to the respective Financed Franchisee Loan Documents into a majority of the voting stock of Einstein, loans and advances to Einstein which may be subordinated to indebtedness under the Einstein Credit Agreement in an aggregate outstanding principal amount not to exceed the sum of (i) $50,000,000 plus (ii) an aggregate amount equal to two hundred percent (200%) of the net income of Einstein (but, in each case, only if a positive number) for each fiscal year of Einstein ending after May 17, 1996; provided, that at the time such loan or advance is made no Default or Event of Default (as such terms are defined in the Einstein Credit Agreement) shall have occurred and be continuing under the Einstein Credit Agreement."

          (g) Clause (5) of Section 6.9 of the Credit Agreement is deleted in its entirety.

          (h) Clause (14) of Section 8.1 of the Credit Agreement is deleted in its entirety.

          (i) Schedule IV to the Credit Agreement is amended to read in its entirety as set forth on Annex A hereto.

          (j) Schedule VII to the Credit Agreement is amended to read in its entirety as set forth on Annex B hereto.

          SECTION 2.  CONSENT.

          Upon receipt of the documents to be delivered by the Borrower pursuant to Section 3 below, and in reliance on the Borrower's warranties set forth in
Section 4 below, as of the date hereof, any provisions of the Credit Agreement to the contrary notwithstanding, the Lenders hereby consent to the execution and delivery by the Borrower of a Subordination Agreement in substantially the form attached hereto as Annex C.

          SECTION 3.  CERTAIN DOCUMENTS.

          Concurrently herewith the Borrower has delivered the following to the Agent, each duly executed and appropriately dated and in form and substance satisfactory to the Agent:

          (a) Certificate of the Borrower. A certificate of the Secretary or Assistant Secretary of the Borrower certifying (i) a copy of the Financed Franchisee Loan Documents in effect as of the date hereof with Einstein,
     (ii) a copy of the Certificate of Incorporation and bylaws of the Borrower (or a statement that no change has been made to such documents since the date of the Credit Agreement), (iii) resolutions of the board of directors or executive committee of the Borrower authorizing the execution, delivery and performance by the Borrower of this Amendment, and (iv) the names and true signatures of the officers of the Borrower authorized to sign this Amendment and the other documents to be delivered by the Borrower hereunder.

          (b) Guaranty. A reaffirmation of Guaranty duly executed by BC Real Estate Investments, Inc.

          (c) Certificate of the Guarantor. A certificate or certificates of the Secretary or Assistant Secretary of BCRE certifying: (a) a copy of the organizational documents of BCRE, as heretofore amended (or a statement that no change has been made to such documents since the date of the respective Guaranty); (b) copies of all corporate action taken by BCRE, authorizing the execution, delivery and performance by BCRE of the reaffirmation of Guaranty; and (c) the names and true signatures of the officers of BCRE authorized to sign the reaffirmation of Guaranty;

          (d) Schedules. Copies of all updated schedules to the Credit Agreement, as necessary; and

          (e) Miscellaneous. Such other approvals, opinions or documents as the Agent may reasonably request.

          SECTION 4.  WARRANTIES.

          To induce the Agent and the Lenders to enter into this Amendment, the Borrower warrants to the Agent and the Lenders as of the date hereof that:

          (a) The representations and warranties contained in Article IV of the Credit Agreement (as amended hereby) are true and correct as of the date hereof; and

          (b) No Default or Event of Default under the Credit Agreement (as amended hereby) has occurred and is continuing.

          SECTION 5.  GENERAL.

          (a) Terms used but not otherwise defined herein are used herein as defined in the Credit Agreement.

          (b) As hereby amended or modified, the Credit Agreement shall remain in full force and effect and is hereby ratified, approved and confirmed in all respects.

          (c) After the date hereof, all references in the Credit Agreement and the Loan Documents to "Credit Agreement," "Agreement," "hereof" or the like shall refer to the Credit Agreement as hereby amended or modified.

          (d) This Amendment shall be binding upon the Borrower and the Lenders and shall inure to the benefit of the Borrower, the Lenders and the Agent and the respective successors and assigns of the Lenders and the Agent.

          (e) This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

Delivered at Chicago, Illinois, as of the date and year first above written.

                              BOSTON CHICKEN, INC.


                              By: /s/ Donald J. Bingle
                                 --------------------------------
                                 Title: Vice President
                                       --------------------------

                              BANK OF AMERICA ILLINOIS,
                              as agent


                              By: /s/ David A. Johanson
                                 --------------------------------
                                 Title: Vice President
                                       --------------------------

                              BANK OF AMERICA ILLINOIS, as lender


                              By: /s/ Marcia Clausen
                                 --------------------------------
                                 Title: Vice President
                                       --------------------------

                              LASALLE NATIONAL BANK


                              By: /s/ John C. Thurston
                                 --------------------------------
                                 Title: Loan Officer
                                       --------------------------

                              HARRIS TRUST AND SAVINGS BANK


                              By: /s/ John M. Dillon
                                 --------------------------------
                                 Title: Vice President
                                       --------------------------

                              BANK OF AMERICA NW, N.A. (f/k/a
                              Seattle-First National Bank)


                              By: /s/ Michael J. Collum
                                 --------------------------------
                                 Title: Vice President
                                       --------------------------

                                                                      ANNEX A

                                  SCHEDULE IV
                                      TO
                               CREDIT AGREEMENT


                                     Debt*


1. Secured Loan Agreements (includes Boston Chicken, Inc.'s agreement to subordinate its loans and liens in certain instances), between Boston Chicken, Inc. ("Boston Chicken"), as lender and each of the following as borrower: BC Boston, L.P., BC GoldenGate, L.L.C., BC Great Lakes, L.L.C., BC New York, L.L.C., BC Northwest, L.P., BC Superior, L.L.C., BC Texas, Inc., BCE West, L.P., Boston West, L.L.C. Mayfair Partners, L.P., Mid-Atlantic Restaurant Systems L.P., New Jersey Rose, L.L.C., Finest Foodservice, L.L.C., P&L Food Services, L.L.C., Platinum Rotisserie, L.L.C. and R&A Food Services, Inc. No liens secure Boston Chicken's obligations under such Secured Loan Agreements, Amended and Restated Loan Agreement between Boston Chicken, as lender, and Einstein Bros. Bagels, Inc., as borrower

2. Guaranties of the obligations of the tenant under the following leases (as of December 22, 1994):

    a) Lease Agreement by and between WR Palm Harbor, L.P., as Landlord, and R&A Food Services, Inc. as Tenant, Store #196, Palm Harbor, FL

    b) Lease Agreement by and between Preston Town Crossing, Ltd., as Landlord, an BC Texas, Inc., as Tenant, Store #328, 2104 Preston Road, Plano, TX

    c) Lease Agreement by and between O'Brien Management, as Landlord, and BC Chicago, Inc., as Tenant, Store #300, 1562 N. Wells, Chicago IL

3. Primary liability for leases transferred to Franchisees and Financed Franchisees, as follows (as of December 22, 1994): Lease at Route 30 Mall, Framingham, Massachusetts from Dorian Plaza Associates transferred tom CM Ventures, Inc.; Lease at 725/727 Centre Street, Jamaica Plain, Massachusetts from John & Mary Coney Trust transferred to David L. Rice and Gary I. Harper; Lease at Hyde Park Avenue, Hyde Park, Massachusetts from Metropolitan Avenue Realty Trust transferred to Messrs. Bailey, Twohig and Chase; Lease at Plainview Shopping Center, Plainview New York from TREECO/Plainview Limited Partnership transferred to Atlantic Foods Limited Partnership (CT); and Lease at 10E. Palmetto Park Road, Boca Raton, Florida from Commercial Funding Corp. transferred to R&A Food Services, Inc.; the following leases assigned to BC Texas, Inc.; Lease at 1220 Town East Boulevard, Mesquite, Texas; Lease at 5941 Forest Lane, Dallas, Texas; Lease at 4200-80 Oak Lawn Avenue, Highland Park, Texas; Lease at 730 West Centerville Road, Garland, Texas; and Lease at 789 Wheatland Road, Duncanville, Texas; the following Leases assigned to BC Chicago, Inc.; Lease at 1840 West Army Trail Road, Hanover Park, IL; Lease at 260 Danada Square West, Wheaton, IL; Lease at 525 W. Roosevelt Road, Glen Ellyn, IL; Lease at 10059 Skokie Boulevard, Skokie, IL; Lease at 73 Linden Ave., Glencoe, IL; Lease at 2619 N. Clark Street, Chicago, IL; Lease at 4870 N. Harlem Avenue, Harwood Heights, IL; Lease at 2201 N. Halstead Avenue, Chicago, IL; Lease at 1007 E. Ogden Avenue, Naperville, IL; Lease at 160C South Waukegan Road, Deerfield, IL; Lease at 7130 Dempster Avenue, Morton Grove, IL; and Lease at 800 Devon Avenue, Park Ridge, IL; the following Leases assigned to Mayfair Partners, L.P.: Lease at Burke Centre Shopping Center, Burke, VA; Lease at Olney Village Shopping Center, Olney, MD; Lease at 4870 Bethesda Avenue, Bethesda, MD; Lease at North Point Village Center, Reston, VA; Lease at Franklin Farm, Herndon, VA; Lease at 8366 Sudley Road, Manassas, VA; and Lease at 5762-5764 Union Mill Road, Clifton, VA; the following Leases assigned to BC Detroit, L.P.: Lease at 5160 Highland Road, Waterford, MI; Lease at 3808 Secor Road, Toledo, OH; Lease at 3325 Washtenaw Avenue, Ann Arbor, MI; Lease
at 26269 Novi Road; Novi, MI; Lease at 136 North Telegraph Road, Dearborn, MI; Lease at 560 West Ann Arbor Road, Plymouth Township, MI; Lease at 20195 Mack Avenue, Grosse Pointe Woods, MI; Lease at 37104 Six Mile Road, Livonia, MI; Lease at 221 Twelve Mile Road, Royal Oak, MI; Lease at 26021-23 Hoover Road, Warren, MI; Lease at 2502 Woodward Avenue, Bloomfield Hills, MI; Lease at 1577 South Woodward, Birmingham, MI; Lease at Southfield Plaza Shopping Center, 29940 Southfield Road, Southfield, MI; Lease at 31230 Harper Avenue, St. Clair Shores, MI; and Lease of Parking Spaces located at the Southeast Corner of Telegraph and Chevvy Hill in Dearborn, MI; Lease at 5812 Alexis Road, Slyvania, OH; the following Leases assigned to Mid-Atlantic Restaurant Systems L.P.; Lease at 100 Oxford Valley Road, Langhorne, PA; Lease at Kirkwood Plaza Shopping Center, located on Route 2, New Castle County, DE; Lease at 9113 Roosevelt Blvd., Philadelphia, PA; Lease at 1750 Allentown Road, Langdale, PA; Lease at Abbots Square, 530 South 2nd Street, Philadelphia, PA; Lease at Concord Gallery, 3636 Concord Pike, Wilmington, DE; Lease at 6 Berlin Road, Voorhees, NJ; Lease at 2201 Cottman Avenue, Philadelphia, PA; and Lease at 759C Huntington Pike, Abington, PA; the following Leases assigned to BC Boston, Inc.: Lease at 822 Somerville, Cambridge, MA; Lease at 95 Sharon Street, Stoughton, MA; Lease at 341 Conchituata, Framingham, MA; Lease at 725 Centre Street, Jamaica Plain, MA; Lease at 345 Broadway, Somerville, MA; Lease at 232 Tremont Street, Boston, MA; Lease at 239 Washington, Wellesly Hills, MA; the following leases assigned to BCE West, L.P.: Lease at 7515 S. University, Littleton, CO; Lease at 1100 S. Colorado Blvd., Denver, CO; Lease at 8607 E. Arapahoe, Greenwood Village, CO; Lease at 7400 E. Hampden, Denver, Co; Lease at 6964 N. Academy, Colorado Springs, CO; Lease at 7630 W. 80th Street, Arvada, CO; Lease at 1015 N. Academy, Colorado Springs, CO; Lease at 3435 S. McClintock, Tempe, AZ; Lease at 1011 Highway 528, Albuquerque, NM; Lease at 4002 E. Thunderbird, Phoenix, AZ; Lease at 1903 E. Speedway, Tucson, AZ; Lease at 955 S. Hoover Road, Longmont, CO; Lease at 540 Highway 105, Monument, CO; Lease at 700 Colorado Blvd., Denver, CO; Lease at 243 E. 29th Street, Loveland, CO; and the following leases assigned to New Jersey Rose, L.L.C.: Lease at 226 Highway 34 South, Aberdeen, NJ; Lease at 4159 Route 9 South, Howell, NJ.

4. Primary liability for leases pursuant to which Boston Chicken, as tenant, subleases the premises to a franchisee, as subtenant, as follows (as of December 22, 1994):

    a)  Sublease of Store #0003 (111 Lenox Street, Norwood, MA) to BC Boston,
        Inc.

    b)  Sublease of Store #0004 (Twin City Plaza, Fitchburg, MA) to BC Boston,
        Inc.

    c) Sublease of Store #0008 (1940 Beacon Street, Brookline, MA) to BC Boston, Inc.

    d)  Sublease of Store #0009 (1201 Highland, Needham, MA) to BC Boston, Inc.

    e) Sublease of Store #0010 (1293 Massachusetts, Arlington, MA) to BC Boston, Inc.

    f)  Sublease of Store #0013 (1099 Lexington, Waltham, MA) to BC Boston, Inc.

    g)  Sublease of Store #0014 (756 Belmont St., Brockton, MA) to BC Boston,
        Inc.

    h)  Sublease of Store #0016 (194 Park Avenue, Worcester, MA) to BC Boston,
        Inc.

    i)  Sublease of Store #0017 (207 Cambridge St., Boston, MA) to BC Boston,
        Inc.

    j)  Sublease of Store #0023 (14 Maple, East Longmeadow, MA) to BC Boston,
        Inc.

    k) Sublease of Store #0026 (645 VFW Parkway, W. Roxbury, MA) to BC Boston, Inc.

     l)   Sublease of Store #0039 (168 Broadway, Saugus, MA) to BC Boston, Inc.

     m)   Sublease of Store #0030 (256 Bellevue, Newport, MA) to BC Boston, Inc.

     n) Sublease of Store #0034 (1223 Commonwealth, Alliston, MA) to BC Boston, Inc.

     o)   Sublease of Store #0048 (Arsenal Mall, Watertown, MA) to BC Boston,
          Inc.

     p)   Sublease of Store #0062 (1606 Memorial, Chicopee, MA) to BC Boston,
          Inc.

     q) Sublease of Store #0064 (Route 1 and Washington, Dedham, MA) to BC Boston, Inc.

     r) Sublease of Store #0069 (14 Austin Street, Newtonville, MA) to BC Boston, Inc.

     s)   Sublease of Store #0070 (1351 Whalley Avenue, New Haven, CT) to TJV
          Video

     t) Sublease of Store #0081 (31 Boston Turnpike Road, Shrewbury, MA) to BC Boston, Inc.

     u)   Sublease of Store #0089 (836 Washington, Weymouth, MA) to BC Boston,
          Inc.

     v) Sublease of Store #0096 (185 Sockanoset Cross Road, Cranston, RI) to BC Boston, Inc.

     w) Sublease of Store #0162 (5002 Cortez West, Bradenton, FL) to R&A Food Services, Inc.

     x) Sublease of Store #0186 (12142 Collegiate Way, Orlando, FL) to R&A Food Services, Inc.

     y) Sublease of Store #0253 (5815 University Blvd., Tamarac, FL) to R&A Food Services, Inc.

     z) Sublease of Store #0329 (1329 Boston Road, Springfield, MA) to BC Boston, Inc.

     aa) Sublease of Store #0341 (2720-A N. Roosevelt Blvd., Key West, FL) to R&A Food Services, Inc.

     bb) Sublease of Store #0456 (31960 Gratlot, Roseville, MI) to BC Detroit, L.P.

     cc) Sublease of Store #0469 (911 Conant Street, Maunee, OH) to BC Detroit, L.P.

     dd)  Sublease of Store #0524 (930 W. Alexis, Toledo, OH) to BC Detroit,
          L.P.

     ee) Sublease of Store #0540 (22318 Ford Road, Dearborn Heights, MI) to BC Detroit, L.P.

     ff)  Sublease of Store #0543 (5651 Mercury, Dearborn, MI) to BC Detroit,
          L.P.

     gg)  Sublease of Store #0553 (5170 Stone Mountain Highway, Stone Mountain,
          GA) to A Fare of the Hearth, Inc.

     hh)  Sublease of 6301 Rosewell Road, NE, Atlanta, GA 30328 to Diaz
          Enterprises

5. Consents to subordinate interests or defer royalties with SBA or similar loans for the following franchisees:

    EFT, Inc. (deferral of royalties)

    Fowl Players, Inc. (deferral of royalties)
    Harper-Rice Partnership (deferral of royalties and consent to pledge) William J. Hufnagel and Eleanor Hufnagel, James Hufnagel and Joann Hufnagel, and Gregory Isola and Diann Isola (consent to pledge)

    Boston Chicken may be obligated to take similar action for any additional stores developed under certain of its older forms of agreements (no longer utilized for new developers and franchisees)

6. $130,000,000 principal amount of 4-1/2% Convertible Subordinated Debentures Due 2004

7.  Guaranty of obligations of Mid-Atlantic Restaurant Systems L.P.

8. Obligations of Boston Chicken under a note issued to CMS/Mid-Atlantic Business Opportunity Partners, L.P. in the principal amount of $6,847,856.26

- -------------------

* Inclusion in this Schedule IV shall not constitute an admission that included items or items similar thereto constitute "Debt" as defined in the Credit Agreement

                                                                         ANNEX B


                                  SCHEDULE VII

                  Requirements for Einstein Bros. Bagels Inc.
                             Secured Loan Agreement


          The Borrower shall have the right, but not the obligation, to convert the indebtedness evidenced by such loan documents into a majority of the voting stock of the Franchisee or to obtain such position through the exercise of an equity option at the conversion price, or both, which right shall become exercisable not later than the earlier to occur of a registered public offering with the Securities and Exchange Commission of the common stock of the Franchisee or April 1, 1997.

                                                                         ANNEX C

                            SUBORDINATION AGREEMENT


     WHEREAS, Einstein Bros. Bagels, Inc. (hereinafter, together with its successors and assigns, called "Borrower"), may from time to time hereafter become indebted to the undersigned and Borrower has requested, and may from time to time hereafter request, the banks party to that certain Secured Credit Agreement dated as of May 17, 1996 (as amended, modified, restated, refinanced or otherwise replaced from time to time, the "Credit Agreement") among the Borrower, the lenders from time to time party thereto (the "Lenders") and Bank of America Illinois, as agent for such Lenders (in such capacity, the "Agent") to make or agree to make loans, advances or other financial accommodations to Borrower.

     NOW, THEREFORE, to induce the Lenders, from time to time, to make or agree to make loans, advances or other financial accommodations (including, without limitation, renewals or extensions of any loans or advances heretofore or hereafter made) to Borrower, and for other valuable consideration, receipt whereof is hereby acknowledged, the undersigned agrees as follows:

     1. All obligations of Borrower, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent or now or hereafter existing, or due or to become due, are hereinafter called "Liabilities." All Liabilities arising under the Credit Agreement are hereinafter called "Senior Liabilities"; and all Liabilities to the undersigned with respect to indebtedness or liabilities for borrowed money are hereinafter called "Junior Liabilities"; it being expressly understood and agreed that the term "Senior Liabilities," as used herein, shall include, without limitation, any and all interest accruing on any of the Senior Liabilities after the commencement of any proceedings referred to in paragraph 5 hereof, notwithstanding any provision or rule of law which might restrict the rights of the Lenders, as against Borrower or anyone else, to collect such interest. The terms "Default" and "Event of Default" shall have the respective meanings assigned thereto in the Credit Agreement.

     2. The undersigned will, from time to time, (a) promptly notify the Agent of the creation of any Junior Liabilities and of the issuance of any promissory note or other instrument to evidence any Junior Liabilities, (b) upon request by the Agent, cause any Junior Liabilities which are not evidenced by a promissory note or other instrument of Borrower to be so evidenced, and (c) type, write or otherwise conspicuously imprint on each promissory note or other instrument evidencing the junior liabilities the following legend: "RIGHTS OF THE HOLDER TO RECEIVE PAYMENT HEREUNDER ARE SUBJECT TO A SUBORDINATION AGREEMENT DATED May 17, 1996 EXECUTED BY BOSTON CHICKEN, INC. IN FAVOR OF BANK OF AMERICA ILLINOIS, AS AGENT FOR CERTAIN LENDERS DESCRIBED THEREIN."

     3. The payment of all Junior Liabilities (other than with respect the Secured Demand Note in the principal amount of $25,000,000, dated January 30, 1996, made by the Borrower and payable to Boston Chicken, Inc., a Delaware corporation, as amended to increase the principal amount to $40,000,000 pursuant to an amendment dated as of March 7, 1996) shall be postponed and subordinated to the payment in full of all Senior Liabilities, and no payments or other distributions whatsoever in respect of any Junior Liabilities shall be made, nor shall any property or assets of Borrower be applied to the purchase or other acquisition or retirement of any Junior Liabilities. Notwithstanding the foregoing, unless prohibited by Section 4 below, the Borrower may (i) make scheduled interest payments with respect to the Junior Liabilities, and (ii) make the payments expressly permitted by Section 6.14(ii) of the Credit Agreement.

     4. (a) Upon the happening and continuing of any Default in respect of the payment of the Senior Liabilities (a "Payment Default"), no direct or indirect payment or distribution shall be made by the Borrower on account of the principal of or interest on or other amounts constituting Junior Liabilities, unless and until (i) such Payment Default shall have been cured or waived by the Required Lenders (as such term is defined in the Credit Agreement) or shall have ceased to exist or (ii) the Required Lenders shall have waived in writing the application of this paragraph 4(a).

     (b) Without limiting the effect of paragraph 4(a), upon the happening and continuing of any Event of Default (other than a Payment Default) with respect to the Senior Liabilities (a "Non-Payment Default"), then upon written notice thereof given to the Borrower by the Required Lenders ("Payment Blockage Notice"), no direct or indirect payment or distribution shall be made by the Borrower on account of the principal of or interest on or other amounts consisting Junior Liabilities unless and until (i) such Non-Payment Default shall have been cured or waived by the Required Lenders or shall have ceased to exist or (ii) the Required Lenders shall have waived in writing the application of this paragraph 4(b) to such Non-Payment Default; provided, however, that (A) this paragraph 4(b) shall not prevent the making of any payment for more than 179 days after a Payment Blockage Notice shall have been given or deemed to have been given ("Payment Blockage Period") unless the Senior Liabilities in respect of which such Default or Event of Default exists has been declared due and payable in their entirety, in which case no payment or distribution may be made until such acceleration has been rescinded or annulled and (B) not more than one effective Payment Blockage Notice shall be given within a period of 360 consecutive days; provided, that if a Payment Blockage Period is terminated pursuant to subsection (i) above, then one additional Payment Blockage Notice may be given within such 360-day period; provided, further, that in the event such additional Payment Blockage Notice is given, the Payment Blockage Period with respect thereto shall not be longer than a period equal to 179 days minus the number of days elapsed during which the original Payment Blockage Period (which was terminated pursuant to subsection (i) above) was in effect, so that there shall be a period of at least 181 consecutive days in each 360-day period when no Payment Blockage Period is in effect.

     (c) Notwithstanding the foregoing, the undersigned agrees that any waiver of any Default or Event of Default by the Lenders under the Credit Agreement shall also be deemed a waiver by the undersigned with respect to any such similar default in connection with the Junior Liabilities.

     5. In the event of any dissolution winding up, liquidation, readjustment, reorganization or other similar proceedings relating to Borrower or to its creditors, as such, or to its property (whether voluntary or involuntary partial or complete, and whether in bankruptcy, insolvency or receivership, or upon an assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of Borrower, or any sale of all or substantially all of the assets of Borrower, or otherwise), the Senior Liabilities shall first be paid in full before the undersigned shall be entitled to receive and to retain any payment or distribution in respect of the Junior Liabilities, and, in order to implement the foregoing, (a) all payments and distributions of any kind or character in respect of the Junior Liabilities to which the undersigned would be entitled if the Junior Liabilities were not subordinated, or subordinated and pledged or assigned, pursuant to this Agreement shall be made directly to the Agent for the benefit of the Lenders, and (b) the undersigned shall promptly file a claim or claims, in the form required in such proceedings, for the full outstanding amount of the Junior Liabilities and shall cause said claim or claims to be approved and all payments and other distributions in respect thereof to be made directly to the Agent for the benefit of the Lenders.

     6. In the event that the undersigned receives any payment or other distribution of any kind or character from Borrower or from any other source whatsoever in respect of any of the Junior Liabilities, other than as expressly permitted by the terms of this Agreement, such payment or other distribution shall be received in trust for the Lenders and promptly turned over by the undersigned to the Agent for the benefit of the Lenders. The undersigned will mark its books and records, and cause Borrower to mark its books and records, so as to clearly indicate that the Junior Liabilities are subordinated in accordance with the terms of this Agreement, and will cause to be clearly inserted in any promissory note or other instrument which at any time evidences any of the Junior Liabilities a statement to the effect that the payment thereof is subordinated in accordance with the terms of this Agreement. The undersigned will execute such further documents or instruments and take such further action as the Agent may reasonably from time to time request to carry out the intent of this Agreement.

     7. The undersigned hereby waives (a) notice of acceptance by the Agent and the Lenders of this Agreement; (b) notice of the existence or creation or non-payment of all or any of the Senior Liabilities; and (c) all diligence in collection or protection of or realization upon the Senior Liabilities or any thereof or any security therefor.

     8.  The undersigned will not without the prior written consent of the Agent
(a) cancel, waive, forgive, transfer or assign, or subordinate to any Liabilities other than the Senior Liabilities, any Junior Liabilities or any rights in respect thereof; (b) take any collateral security for any Junior Liabilities; or (c) commence, or join with any other creditor in commencing, any bankruptcy, reorganization or insolvency proceedings with respect to Borrower. Notwithstanding the foregoing, the undersigned may exercise conversion rights with respect to the Liabilities.

     9. This Agreement shall in all respects be a continuing agreement and shall remain in full force and effect (notwithstanding, without limitation, the dissolution of the undersigned or that at any time or from time to time all Senior Liabilities may have been paid in full), subject to discontinuance only upon receipt by the Agent of written notice from the undersigned, or any person duly authorized and acting on behalf of the undersigned, of the discontinuance hereof provided, however, that no such notice of discontinuance shall affect or impair any of the agreements and obligations of the undersigned hereunder with respect to any and all Senior Liabilities existing prior to the time of receipt of such notice by the Agent, any and all Senior Liabilities created or acquired thereafter pursuant to any previous commitments made by the Lenders, any and all extensions or renewals of any of the foregoing, any and all interest accruing on any of the foregoing and any and all expenses paid or incurred by the Agent or any Lender in endeavoring to collect or realize upon any of the foregoing or any security thereof, and all of the agreements and obligations of the undersigned under this Agreement shall, notwithstanding any such notice of discontinuance, remain fully in effect until all such Senior Liabilities (including any extensions or renewals of any thereof and all such interest and expenses) shall have been paid in full.

     10. The Agent and the Lenders may, from time to time, subject to the terms of the Credit Agreement, whether before or after any discontinuance of this Agreement, without notice to the undersigned, assign or transfer any or all of the Senior Liabilities or any interest thereon, and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Senior Liabilities shall be and remain Senior Liabilities for the purposes of this Agreement, and every immediate and successive assignee or transferee of any of the Senior Liabilities or of any interest therein shall, to the extent of the interest of such assignee or transferee in the Senior Liabilities, be entitled to the benefits of this Agreement to the same extent as if such assignee or transferee were the Agent or a Lender.

     11. The Agent and the Lenders shall not be prejudiced in their rights under this Agreement by any act or failure to act of Borrower or the undersigned, or any noncompliance of Borrower or the undersigned with any agreement or obligation, regardless of any knowledge thereof which the Agent or a Lender may have or with which the Agent or a Lender may be charged, and no action of the Agent or a Lender permitted hereunder shall in any way affect or impair the rights of the Agent and the Lenders and the obligations of the undersigned under this Agreement.

     12. No delay on the part of the Agent or the Lenders in the exercise of any right or remedy shall operate as a waiver thereof and no single or partial exercise by the Agent or the Lenders of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy nor shall any modification or waiver of any of the provisions of this Agreement be binding upon the Agent or the Lenders except as expressly set forth in a writing duly signed and delivered on behalf of the Agent and the Lenders.

     13. This Agreement shall be binding upon the undersigned and upon the successors and assigns of the undersigned. If more than one party shall execute this Agreement, the term "undersigned" as used herein shall mean all parties executing this Agreement and each of them, and all such parties shall be jointly and severally obligated hereunder.

     14. This Agreement shall be construed in accordance with and governed by the laws of the State of Illinois. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     IN WITNESS WHEREOF, this Agreement has been made and delivered at Chicago, Illinois this ___ day of May, 1996.

                                            BOSTON CHICKEN, INC.



                                            By:___________________________
                                            Title:________________________

     The undersigned Borrower hereby acknowledges receipt of a copy of the foregoing Subordination Agreement, waives notice of acceptance thereof by the Agent and the Lenders, and agrees to be bound by the terms and provisions thereof, to make no payments or distributions contrary to the terms and provisions thereof, and to do every other act and thing necessary or appropriate to carry out such terms and provisions.

Dated: May 17, 1996                         EINSTEIN BROS. BAGELS, INC.



                                            By:___________________________
                                            Title:________________________